SLM Student Loan Trust 1999-1 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics		06/29/1999	03/31/2005	06/30/2005

	Principal Balance		$978,982,721.00	$221,841,338.66	$192,084,257.16
	Interest to be Capitalized Balance		23,093,062.00	1,606,080.09	1,315,591.44

	Pool Balance		$1,002,075,783.00	$223,447,418.75	$193,399,848.60
	Specified Reserve Account Balance		2,505,189.00	- N/A -	- N/A -

	Adjusted Pool (1)		$1,004,580,972.00	$223,447,418.75	$193,399,848.60

	Weighted Average Coupon (WAC)		7.75%	3.95%	3.96%
	Weighted Average Remaining Term		124.00	89.72	87.99
	Number of Loans		256,336	82,599	74,760
	Number of Borrowers		118,086	39,819	36,240

	Since Issued CPR			14.77%	15.54%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1T	78442GBD7	$—		$—
	A1L	78442GBE5	$—		$—
	A2L	78442GBG0	$187,387,418.75		$157,339,848.60
	Certs	78442GBH8	$36,060,000.00		$36,060,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$1,002,076.00		$1,002,076.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$223,447,418.75		$193,399,848.60
	Total Notes		$223,447,418.75		$193,399,848.60
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,142,249.16
	Guarantor Principal	2,622,751.17
	Consolidation Activity Principal	20,836,556.43
	Seller Principal Reimbursement	(564.97)
	Servicer Principal Reimbursement	2,877.27
	Rejected Claim Repurchased Principal	13,436.15
	Other Principal Deposits	5,477.05

	Total Principal Receipts	$30,622,782.26

B	Student Loan Interest Receipts
	Borrower Interest	910,647.26
	Guarantor Interest	106,847.19
	Consolidation Activity Interest	171,919.09
	Special Allowance Payments	886,172.32
	Interest Subsidy Payments	235,085.57
	Seller Interest Reimbursement	651.00
	Servicer Interest Reimbursement	12,873.89
	Rejected Claim Repurchased Interest	770.99
	Other Interest Deposits	120,215.62

	Total Interest Receipts	$2,445,182.93

C	Investment Income	$167,754.69

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$112,353.45

I	Less: Funds Previously Remitted:
	Servicing Fees	$(325,767.89)
	Consolidation Loan Rebate Fees	$(142.00)

	Total Funds Previously Remitted	$(325,909.89)

J	AVAILABLE FUNDS	$33,022,163.44

K	Non-Cash Principal Activity During Collection Period	$(865,700.76)

L	Non-Reimbursable Losses During Collection Period	$74.01

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$18,745.64

N	Aggregate Loan Substitutions	$—

Trust 1999-1 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005

III. 1999-1 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	3.46%	793	$3,076,090.52	1.601%	3.29%	1,396	$5,511,566.22	2.484%

	GRACE	3.10%	483	$1,815,230.76	0.945%	3.24%	273	$1,012,911.97	0.457%

	DEFERMENT	3.48%	9,509	$30,351,311.13	15.801%	3.47%	11,471	$37,038,319.92	16.696%

REPAYMENT:	CURRENT	4.09%	48,126	$101,097,574.16	52.632%	4.09%	51,591	$113,684,957.55	51.246%

	31-60 DAYS DELINQUENT	4.10%	2,663	$7,674,251.76	3.995%	4.10%	2,771	$8,683,000.82	3.914%

	61-90 DAYS DELINQUENT	4.07%	1,545	$4,909,296.43	2.556%	4.09%	1,660	$5,113,587.15	2.305%

	91-120 DAYS DELINQUENT	4.11%	1,058	$3,387,663.63	1.764%	4.03%	994	$3,728,467.85	1.681%

	> 120 DAYS DELINQUENT	4.08%	3,269	$10,902,335.89	5.676%	4.08%	3,665	$12,176,498.56	5.489%

	FORBEARANCE	4.05%	6,828	$27,356,350.97	14.242%	4.04%	8,257	$33,253,041.27	14.990%

	CLAIMS IN PROCESS	4.00%	486	$1,514,151.91	0.788%	4.02%	514	$1,625,551.20	0.733%

	AGED CLAIMS REJECTED	0.00%	0	$0.00	0.000%	4.17%	7	$13,436.15	0.006%

TOTAL			74,760	$192,084,257.16	100.00%		82,599	$221,841,338.66	100.00%

*	Percentages may not total 100% due to rounding

Trust 1999-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 1999-1 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$193,399,848.60	$223,447,418.75
Total # Loans	74,760	82,599
Total # Borrowers	36,240	39,819
Weighted Average Coupon	3.96%	3.95%
Weighted Average Remaining Term	87.99	89.72
Non-Reimbursable Losses	$74.01	$157.99
Cumulative Non-Reimbursable Losses	$1,107,907.35	$1,107,833.34
Since Issued CPR	15.54%	14.77%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$14,207.14	$1,212.86
Cumulative Rejected Claim Repurchases	$304,826.72	$290,619.58
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1999-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 1999-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	3.92%	47,222	$108,019,353.08	56.235%
	- GSL - Unsubsidized	3.81%	21,991	67,025,793.05	34.894%
	- PLUS Loans	4.69%	4,415	14,055,238.08	7.317%
	- SLS Loans	5.44%	1,130	2,929,632.90	1.525%
	- Consolidation Loans	7.00%	2	54,240.05	0.028%

	Total	3.96%	74,760	$192,084,257.16	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	3.96%	61,053	$166,241,997.84	86.546%
	- Two Year	3.98%	9,675	18,180,955.42	9.465%
	- Technical	4.03%	4,030	7,607,063.85	3.960%
	- Other	7.00%	2	54,240.05	0.028%

	Total	3.96%	74,760	$192,084,257.16	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			1,725,788.16
	Interest Subsidy Payments Accrued			$209,351.61
	Special Allowance Payments Accrued			$943,550.17
	Investment Income			$167,754.69

	Net Expected Interest Collections			$3,046,444.63
	Accrual Daycount Fraction			0.252777778
	Primary Servicing Fee			$479,261.82
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$223,447,418.75
	Student Loan Rate			4.50968%

*     Percentages may not total 100% due to rounding.

Trust 1999-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 1999-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$33,022,163.44
A	Primary Servicing Fee	$153,493.93	$32,868,669.51
B	Administration Fee	$20,000.00	$32,848,669.51
C	Noteholders’ Interest Distribution Amount	$1,582,368.75	$31,266,300.76
D	Certificateholders’ Return Distribution Amount	$329,114.94	$30,937,185.82
E	Noteholders’ Principal Distribution Amount	$30,047,570.15	$889,615.67
F	Certificateholders’ Balance Distribution Amount	$—	$889,615.67
G	Reserve Account Reinstatement	$—	$889,615.67
H	Carryover Servicing Fee	$—	$889,615.67
I	Noteholders’ Carryover Interest	$—	$889,615.67
J	Certificateholders’ Carryover Return	$—	$889,615.67
K	Excess Distribution	$889,615.67	$—

Trust 1999-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 1999-1 Distributions

A	Distribution Amounts		A2L	Certs

	Cusip/Isin		78442GBG0	78442GBH8
	Beginning Balance		$187,387,418.75	$36,060,000.00
	Index		LIBOR	LIBOR
	Spread/Fixed Rate		0.18%	0.45%
	Daycount Fraction		0.25277778	0.25277778
	Interest Rate		3.34063%	3.61063%
	Accrued Interest Factor		0.008444370	0.009126870
	Current Interest Due		$1,582,368.75	$329,114.94
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$1,582,368.75	$329,114.94
	Interest Paid		$1,582,368.75	$329,114.94
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$30,047,570.15	$—
	Ending Principal Balance		$157,339,848.60	$36,060,000.00
	Paydown Factor		0.069630316	0.000000000
	Ending Balance Factor		0.364609294	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$223,447,418.75

	Current Adjusted Pool Balance	$193,399,848.60

	Current Principal Due	$30,047,570.15

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$30,047,570.15

	Principal Paid	$30,047,570.15

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$1,002,076.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	889,615.67

	Balance Available	$1,891,691.67

	Required Reserve Acct Balance	$1,002,076.00

	Release to Excess Distribution Certificateholder	$889,615.67

	Ending Reserve Account Balance	$1,002,076.00

Trust 1999-1 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005